CIRCLE REPORTS FOURTH QUARTER AND FULL FISCAL YEAR 2025 FINANCIAL RESULTS NEW YORK – FEBRUARY 25, 2026 — Circle Internet Group, Inc. (NYSE: CRCL) today announced results for the fourth quarter and full fiscal year 2025. Fourth Quarter Highlights (Q4’25 vs. Q4’24) ● USDC in circulation of $75.3 billion at year end grew 72%; USDC onchain transaction volume in Q4’25 of $11.9 trillion, up 247% ● Total revenue and reserve income in Q4’25 of $770 million grew 77% ● Net Income from continuing operations in Q4’25 of $133 million increased $129 million ● Adjusted EBITDA in Q4’25 of $167 million grew 412% Full Year Financial Highlights (FY25 vs. FY24) ● Total revenue and reserve income in FY25 of $2.7 billion grew 64% ● Net Loss from continuing operations in FY25 of $70 million, significantly impacted by $424 million for stock-based compensation related to vesting conditions met by our IPO, compared to Net Income from continuing operations in FY24 of $157 million ● Adjusted EBITDA in FY25 of $582 million grew 104% Business Highlights ● Arc: Public testnet launched with 100+ participants spanning banking, capital markets, digital assets, payments, and technology. Testnet is performing strongly with near 100% uptime, half second transaction finality, and daily average transaction volumes of 2.3 million based on the trailing 30 days as of February 20, 2026. Total transactions have exceeded 166 million since testnet launch. Arc remains on track for mainnet launch this year. ● Circle Payments Network (CPN) Expansion: 55 financial institutions enrolled and 74 going through eligibility reviews as of February 20, 2026. Activity has continued to grow with annualized transaction volume based on the trailing 30 day activity of $5.7 billion as of February 20, 2026. ● Digital assets growth: EURC in circulation of €310 million at year end grew 284% year-over-year and 44% quarter-over-quarter; USYC assets of $1.5 billion at year end declined 6% year-over-year but grew 111% quarter-over-quarter, following our relaunch of USYC in early Q3’25. ● Continued Momentum: Major enterprises continue adopting Circle’s infrastructure to enable safe, compliant use of stablecoins. o Visa announced that U.S. issuers and acquirers can fully settle with Visa using USDC, enabling continuous settlement outside of traditional banking hours. o Intuit launched a multi-year strategic partnership to integrate USDC and Circle’s supporting infrastructure across its platform.

- We partnered with Polymarket, the largest prediction market in the world, to advance its use of USDC as the core collateral and settlement asset for their markets.
- The Government of Bermuda announced plans to become the world's first fully onchain national economy supported by Circle's digital asset infrastructure.

- **National trust charter:** In December, Circle received conditional approval from the Office of the Comptroller of the Currency to establish a national trust bank, further strengthening USDC infrastructure.

"The fourth quarter marked another step forward in Circle's mission to build the infrastructure for an open, programmable internet financial system," said Jeremy Allaire, Co-Founder, Chief Executive Officer, and Chairman at Circle. "USDC adoption continued to expand globally as more enterprises, developers, and public institutions integrated digital dollars into real-world payments, treasury, and onchain financial workflows. We saw strong engagement across our platform, meaningful progress toward launching Arc mainnet, continued growth in CPN TPV, and growing momentum for EURC and USYC. With increasing collaboration across traditional finance, fintech, and the public sector, Circle is helping build the infrastructure for a more open and resilient global financial system."

Key Financial Results and Operating Indicators

The following table presents our key results and operating indicators, as well as the relevant GAAP measures, for the periods indicated:

Key Financial Results	Q4 2025	YoY Change	FY 2025	YoY Change
($ in millions unless noted otherwise)				
Total Revenue and Reserve Income	$770	77%	$2,747	64%
Revenue Less Distribution Costs[1]	$309	136%	$1,083	64%
RLDC Margin[2]	40%	1,004bps	39%	12bps
Net Income (loss) from Continuing Operations	$133	NM	($70)	NM
Net Income (loss) from Continuing Operations Margin[3]	17%	NM	(3%)	NM
Adjusted EBITDA[4]	$167	412%	$582	104%
Adjusted EBITDA Margin[4]	54%	NM	54%	NM

Key Operating Indicators Q4 2025 YoY Change FY 2025 YoY Change ($ in billions unless noted otherwise) USDC in Circulation, end of period $75.3 72% $75.3 72% USDC in Circulation, average of period $76.2 100% $64.9 95% Reserve Return Rate 3.8% (68bps) 4.1% (90bps) USDC on Platform, end of period $12.5 459% $12.5 459% USDC on Platform, daily weighted average percentage 17.8% 1,529bps 11.1% 899bps  NM = Not Meaningful. (1) Revenue Less Distribution Costs (RLDC) is calculated as Total Revenue and Reserve Income less Total Distribution, Transaction and Other Costs. (2) RLDC Margin is calculated as Total Revenue and Reserve Income less Total Distribution, Transaction and Other Costs as a percentage of Total Revenue and Reserve Income. (3) Net Income (loss) from Continuing Operations Margin is calculated as Net Income (loss) from Continuing Operations / Total Revenue and Reserve Income. (4) Refer to Non-GAAP Financial Measures for further details and a reconciliation of the GAAP to non-GAAP measures presented. Adjusted EBITDA Margin is calculated as Adjusted EBITDA / Total Revenue and Reserve Income less Total Distribution, Transaction and Other Costs. Fourth Quarter 2025 Financial Highlights and Operating Results ● Reserve Income of $733 million increased 69% year-over-year, primarily from 100% growth in average USDC in circulation, partially offset by a 68 bps decline in the reserve return rate. ● Other Revenue of $37 million increased $34 million year-over-year as subscription and services revenue and transaction revenue grew strongly. ● Total Distribution, Transaction and Other Costs of $461 million increased 52% year-over-year, due to increased distribution payments. Distribution costs in the prior year period included the previously disclosed one-time fee to a distribution partner of $60 million in November 2024. ● Operating Expenses of $254 million increased 95% year-over-year, primarily driven by higher compensation expenses and general and administrative costs. The year-over-year comparison was impacted by a $48 million increase in stock-based compensation expense following our IPO, as well as a $23 million charge related to our first annual share contribution to the Circle Foundation. ● Adjusted Operating Expenses of $144 million increased 32% year-over-year, primarily driven by higher cash compensation expenses, payroll tax expenses related to stock-based compensation which did not exist in the prior year period, as well as higher general and administrative expenses.

- **Net Income from continuing operations** of $133 million increased $129 million year-over-year. Other income of $85 million increased $75 million year-over-year primarily driven by a benefit from the decrease in fair value of our convertible debt due to a lower stock price in the fourth quarter, gains on digital assets held for investments due to increases in underlying market prices, as well as an increase in interest income received on corporate cash balances. The prior year period included the one-time distribution cost.
- **Adjusted EBITDA** of $167 million increased 412% year-over-year reflecting the revenue growth from higher USDC in circulation and the operating leverage inherent in our business model. The prior year period included the one-time distribution cost.

Other Platform Metrics

	Q4 2025	YoY Change	FY 2025	YoY Change
(USDC related figures in $ billions; meaningful wallets in millions)				
USDC Minted	$82.4	107%	$257.5	82%
USDC Redeemed	$80.9	157%	$226.1	85%
Stablecoin Market Share, end of period[1]	28%	426bps	28%	426bps
Meaningful Wallets, end of period[2]	6.8	59%	6.8	59%

(1) Defined as the amount of USDC in circulation as a percentage of USD-denominated fiat-backed stablecoins in circulation above $100 million, according to CoinMarketCap.

(2) Onchain digital asset wallets that hold more than $10 USDC.

Guidance

To give investors insight into our business and expectations, management is providing guidance on the following key performance indicators.

Key Indicator	Period	Guidance
USDC in Circulation	Multi-year through cycle	40% CAGR
Other Revenue	FY 2026	$150-$170M
RLDC Margin[1]	FY 2026	38-40%
Adjusted Operating Expenses[2]	FY 2026	$570-$585M

(1) RLDC Margin is calculated as Total Revenue and Reserve Income less Total Distribution, Transaction and Other Costs as a percentage of Total Revenue and Reserve Income.

(2) Refer to Non-GAAP Financial Measures for further details and a reconciliation of the GAAP to non-GAAP measures presented. Beginning in the first quarter of 2026, we have amended the definition of Adjusted Operating Expenses to exclude (a) payroll tax expense related to stock-based compensation, because these taxes are directly related to stock-based compensation expense which is already excluded from Adjusted Operating Expenses and these taxes are variable with our stock price and other factors outside of our control (which will also be reflected in Adjusted EBITDA), as well as (b) certain one-time legal expenses, acquisition-related costs, and where relevant, restructuring expenses, as they reflect the same adjustments as in Adjusted EBITDA. For FY25, payroll tax expense related to stock-based compensation totaled $20.6M, certain one-time legal expenses totaled $9.5 million and acquisition-related costs totaled $0.5 million.

Conference Call and Livestream Information

Circle will host a conference call to discuss the results for the fourth quarter and full fiscal year 2025 on February 25, 2026 at 8:00 am ET. Circle's Investor Relations website at https://investor.circle.com will provide access to the live webcast, as well as a replay of the call and transcript shortly following earnings.

In addition to filings with the Securities and Exchange Commission, Circle uses its Investor Relations website (https://investor.circle.com), its blog (https://www.circle.com/blog), press releases (https://www.circle.com/pressroom), public conference calls and webcasts, its X feed (https://x.com/circle), and its Linkedin page (https://www.linkedin.com/company/circle-internet-financial) as a means of disclosing material nonpublic information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor these sites in addition to following Circle's SEC filings.

Forward-Looking Statements This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial position, including our guidance for the year ending December 31, 2026; our plans with respect to the anticipated future expenses and investments; expectations relating to certain of our key financial and operating metrics; our business strategy and plans; expectations relating to legal and regulatory proceedings; expectations relating to our industry, the regulatory environment, market conditions, trends and growth; expectations relating to customer behaviors and preferences; our market position; potential market opportunities; and our objectives for future operations. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: intense and increasing competition; periods of uncertainty, loss of trust, or systemic shocks resulting in the potential for rapid redemption request, redemption delays and USDC reserves being insufficient to meet all redemption requests; operational challenges and risks related to the new innovation of digital assets and the blockchains that support them, including due to surges in demand; impact of disruptions in secondary marketplaces that facilitate the purchase and sale of digital assets; negative developments regarding other stablecoins that could adversely affect our business; impact of negative publicity regarding digital assets or the broader industry; impact of the GENIUS Act on our payment stablecoin ecosystem; impact of other laws and regulations, including the U.S. securities laws, that affect digital assets; impact of risks associated with the issuer, manager, and custodian of the Circle Reserve Fund, which holds a substantial amount of our USDC reserves; impact of tax examinations or disputes, or changes in tax laws; our failure to develop new products and services that gain market adoption and the substantial expenditures required to bring new products and services to market; impact of a significant disruption in our partners’ technology; our failure or our providers’ failure to safeguard customer funds and digital assets; impact of the loss or destruction of keys required to access any digital assets in custody for our own account or for our customers; our inability to maintain existing relationships with financial institutions and similar firms or enter into new relationships; the impact of credit risks with respect to our counterparties; our inability to maintain existing distribution and partnership arrangements or enter into additional distribution or partnership arrangements on less favorable financial terms; risks related to the Arc blockchain network, including that it may not be successful, and any potential launch of a native token poses additional risks; our dependence on a few key distributors of our digital assets; impact of the use of our products and services to exploit third parties or facilitate illegal activity; impact of any potential ineffectiveness of our compliance program, risk management methods, or internal controls; risks related to minting and redeeming; the importance of our brand, reputation, and intellectual property to our business and the cost of protecting them; impact of a disruption, failure or breach of our networks or systems, including as a result of cyber incidents or attacks; impact of the fluctuation of interest rates and currency exchange rates on our business; the fact that we are subject to an extensive and highly evolving regulatory landscape; impact of economic uncertainty or instability caused by political or geopolitical developments; and the fact that insiders continue to have substantial control over our business and could limit a stockholder’s ability to influence the outcome of key transactions, including a change of control. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are, or will be included, in our filings we make with the SEC from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2025 to be filed with the SEC following the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements. About Circle Internet Group, Inc. Circle (NYSE: CRCL) is one of the world’s leading internet financial platform companies, building the foundation of a more open, global economy through programmable blockchain infrastructure, digital assets, and payment applications. Circle’s platform includes the world’s largest stablecoin network anchored by USDC, Circle Payments Network for global money movement, and Arc, an enterprise-grade blockchain designed to become the Economic OS for the internet. Enterprises, financial institutions, and developers use Circle to power trusted, internet-scale financial innovation. Contacts Investor Relations investors@circle.com Media Relations press@circle.com

CIRCLE INTERNET GROUP, INC. – CONSOLIDATED BALANCE SHEETS (in $ thousands, except share information) December 31, 2025 December 31, 2024 ASSETS Current assets: Cash and cash equivalents $ 1,526,046 $ 750,981 Cash and cash equivalents segregated for corporate-held stablecoins  822,963  294,493 Cash and cash equivalents segregated for the benefit of stablecoin holders  75,067,932  43,918,572 Accounts receivable, net  62,866  6,418 Stablecoins receivable, net  —  6,957 Prepaid expenses and other current assets  321,660  187,528 Total current assets  77,801,467  45,164,949 Non-current assets: Restricted cash  2,792  3,558 Investments  84,265  84,114 Fixed assets, net  22,791  18,682 Digital assets  86,515  31,330 Goodwill  265,742  169,544 Intangible assets, net  411,146  331,394 Deferred tax assets, net  11,110  10,223 Other non-current assets  27,379  20,615 Total assets $ 78,713,207 $ 45,834,409 LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY Current liabilities: Deposits from stablecoin holders $ 74,912,567 $ 43,727,363 Accounts payable and accrued expenses  360,609  287,007 Convertible debt, net of debt discount 36,821 — Other current liabilities  18,398  16,597 Total current liabilities  75,328,395  44,030,967 Non-current liabilities: Convertible debt, net of debt discount —  40,717 Deferred tax liabilities, net  28,702  29,559 Warrant liability —  1,591 Other non-current liabilities  25,337  21,281 Total non-current liabilities  54,039  93,148 Total liabilities $ 75,382,434 $ 44,124,115 Commitments and contingencies Redeemable convertible preferred stock Redeemable convertible preferred stock ($0.0001 par value, nil and 139.8 million shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively; aggregate liquidation preference of nil and $1.1 billion as of December 31, 2025 and December 31, 2024, respectively) —  1,139,765 Stockholders’ equity Class A common stock ($0.0001 par value; 2.5 billion and 300.0 million authorized as of December 31, 2025 and December 31, 2024, respectively; 223.6 million and 56.4 million issued and outstanding as of December 31, 2025 and December 31, 2024, respectively)  24  6

Class B common stock ($0.0001 par value; 500.0 million and nil authorized as of December 31, 2025 and December 31, 2024, respectively; 18.7 million and nil issued and outstanding as of December 31, 2025 and December 31, 2024, respectively)  2 — Class C common stock ($0.0001 par value; 500.0 million and nil authorized as of December 31, 2025 and December 31, 2024, respectively; nil issued and outstanding as of December 31, 2025 and December 31, 2024) — — Treasury stock at cost (4.7 million and 5.0 million shares held as of December 31, 2025 and December 31, 2024, respectively)  (2,721)  (2,877) Additional paid-in capital  4,610,216  1,792,969 Accumulated deficit  (1,292,709)  (1,223,213) Accumulated other comprehensive income  14,515  3,644 Total stockholders’ equity attributable to common stockholders 3,329,327  570,529 Noncontrolling interests 1,446 — Total stockholders’ equity 3,330,773 570,529 Total liabilities, redeemable convertible preferred stock and stockholders’ equity $ 78,713,207 $ 45,834,409

CIRCLE INTERNET GROUP, INC. – CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share information) Three Months Ended Year Ended (unaudited) December 31, 2025 December 31, 2024 December 31, 2025 December 31, 2024 Revenue and reserve income Reserve income $ 733,396 $ 432,967 $ 2,636,822 $ 1,661,084 Other revenue  36,836 2,400  109,820 15,169 Total revenue and reserve income  770,232 435,367 2,746,642 1,676,253 Distribution, transaction and other costs Distribution and transaction costs  460,566 303,746  1,661,549 1,010,811 Other costs  884 801  2,102 6,553 Total distribution, transaction and other costs  461,450  304,547  1,663,651  1,017,364 Operating expenses Compensation expenses 136,571  69,388  844,878  263,410 General and administrative expenses  70,971  37,700 190,272  137,283 Depreciation and amortization expenses  25,536  13,507  76,627  50,854 IT infrastructure costs  10,805  7,036 36,638  27,109 Marketing expenses  8,325  6,488  25,718  17,326 Digital assets losses (gains)  1,387  (4,093)  5,293  (4,251) Total operating expenses  253,595  130,026 1,179,426 491,731 Operating income (loss) from continuing operations 55,187  794 (96,435) 167,158 Other income (expense), net 84,995  9,573 (6,458)  54,416 Net income (loss) from continuing operations before income taxes 140,182  10,367  (102,893)  221,574 Income tax expense (benefit) 6,776  5,934 (33,375)  64,583 Net income (loss) from continuing operations  133,406  4,433  (69,518)  156,991 Loss from operations of discontinued businesses -  (1,324) -  (1,324) Net income (loss)  133,406  3,109  (69,518)  155,667 Less: Net loss attributable to noncontrolling interests (10) - (10) - Net income (loss) attributable to common stockholders $ 133,416 $ 3,109 $ (69,508) $ 155,667 Earnings (loss) per share attributable to common stockholders: Basic earnings (loss) per common share attributable to common stockholders: Continuing operations $ 0.56 $ 0.00 $ (0.44) $ 0.33 Discontinued operations - $ (0.00)  - $ (0.00) Basic earnings (loss) per common share attributable to common stockholders $ 0.56 $ 0.00 $ (0.44) $ 0.33 Diluted earnings (loss) per common share attributable to common stockholders: Continuing operations $ 0.43 $ 0.00 $ (0.44) $ 0.30 Discontinued operations  - $ (0.00) - $ (0.00) Diluted earnings (loss) per common share attributable to common stockholders $ 0.43 $ 0.00 $ (0.44) $ 0.30

Weighted-average shares used in computing earnings (loss) per share attributable to common stockholders: Basic  236,676  54,722 158,699 54,413 Diluted  267,804  70,869 158,699 73,042

Quarterly & Annual Results of Operations

The following table summarizes certain key financial performance measures derived from our unaudited quarterly consolidated statements of operations data for each of the three months ended December 31, 2024, March 31, 2025, June 30, 2025, September 30, 2025, and December 31, 2025. The information for each of these periods has been prepared on the same basis as our audited annual consolidated financial statements and, in the opinion of management, reflects all adjustments of a normal, recurring nature that are necessary for the fair statement of the results of operations for these periods.

	Three months ended									
(in $ millions, except RLDC Margin and Net Reserve Margin)		**December 31, 2025**		**September 30, 2025**		**June 30, 2025**		**March 31, 2025**		**December 31, 2024**
Reserve Income	$	733	$	711	$	634	$	558	$	433
Other Revenue		37		29		24		21		2
Total Revenue and Reserve Income	**$**	**770**	**$**	**740**	**$**	**658**	**$**	**579**	**$**	**435**
Distribution and Transaction Costs	$	461	$	447	$	406	$	347	$	304
Other Costs		1		0		0		0		1
Total Distribution, Transaction and Other Costs	**$**	**461**	**$**	**448**	**$**	**407**	**$**	**348**	**$**	**305**
Total Revenue and Reserve Income less Total Distribution, Transaction and Other Costs	**$**	**309**	**$**	**292**	**$**	**251**	**$**	**231**	**$**	**131**
RLDC Margin(1)		40%		39%		38%		40%		30%
Net Reserve Margin(2)		37%		37%		36%		38%		30%

Note: Figures presented may not sum precisely due to rounding.

(1) RLDC Margin is calculated as Total Revenue and Reserve Income less Total Distribution, Transaction and Other Costs as a percentage of Total Revenue and Reserve Income.

(2) Net Reserve Margin is Reserve Income less Distribution and Transaction Costs as a percentage of Reserve Income.

The following table summarizes certain key financial performance measures derived from our annual consolidated statements of operations data for the years ended December 31, 2024, and December 31, 2025.

	Year ended			
(in $ millions, except RLDC Margin and Net Reserve Margin)		**December 31, 2025**		**December 31, 2024**
Reserve Income	$	2,637	$	1,661
Other Revenue		110		15
Total Revenue and Reserve Income	**$**	**2,747**	**$**	**1,676**
Distribution and Transaction Costs	$	1,662	$	1,011
Other Costs		2		7
Total Distribution, Transaction and Other Costs	**$**	**1,664**	**$**	**1,017**
Total Revenue and Reserve Income less Total Distribution, Transaction and Other Costs	**$**	**1,083**	**$**	**659**
RLDC Margin(1)		39%		39%
Net Reserve Margin(2)		37%		39%

Note: Figures presented may not sum precisely due to rounding.

(1) RLDC Margin is calculated as Total Revenue and Reserve Income less Total Distribution, Transaction and Other Costs as a percentage of Total Revenue and Reserve Income.

(2) Net Reserve Margin is Reserve Income less Distribution and Transaction Costs as a percentage of Reserve Income.

Non-GAAP Financial Measures We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, Adjusted EBITDA and Adjusted Operating Expenses are non-GAAP financial measures regarding our operational performance. Management and our board of directors use non-GAAP financial measures to (i) monitor and evaluate the growth and performance of our business operations, (ii) evaluate our historical and prospective financial performance as well as our performance relative to our competitors, (iii) review and assess the performance of our management team and other employees, and (iv) prepare budgets and evaluate strategic investments. Accordingly, we believe that non-GAAP measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Non-GAAP financial measures, including Adjusted EBITDA and Adjusted Operating Expenses, have limitations as financial measures and should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with GAAP. Adjusted EBITDA Adjusted EBITDA is calculated as net income (loss) from continuing operations excluding: net income (loss) attributable to noncontrolling interests, depreciation and amortization expenses; interest expense, net of amortization of discounts and premiums; interest income; income tax expense (benefit); stock-based compensation expense; certain legal expenses; realized and unrealized (gains) losses, net, on digital assets held for investment, other related investments and strategic investments; realized (gains) losses on available-for-sale debt securities; impairment losses on strategic investments; restructuring expenses; acquisition-related costs; change in fair value of convertible debt, warrant liability, and embedded derivatives; charitable contributions to Circle Foundation; losses on sale of long-lived assets; and foreign currency exchange loss (gain). We believe it is useful to exclude non-cash charges, such as depreciation and amortization, stock-based compensation expense, and change in fair value of various financial instruments from Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax expense (benefit), interest income, interest expense, and non-routine items as these items are not components of our core business operations. Adjusted Operating Expenses Adjusted Operating Expenses excludes depreciation and amortization, charitable contributions to Circle Foundation, digital assets losses (gains), and stock-based compensation. Beginning in the first quarter of 2026, we have amended the definition of Adjusted Operating Expenses to exclude (a) payroll tax expense related to stock-based compensation, because these taxes are directly related to stock-based compensation expense which is already excluded from Adjusted Operating Expenses and these taxes are variable with our stock price and other factors outside of our control (which will also be reflected in Adjusted EBITDA), as well as (b) certain one-time legal expenses, acquisition-related costs, and where relevant, restructuring expenses, as they reflect the same adjustments as in Adjusted EBITDA. We believe it is useful to exclude certain non-cash charges from Adjusted Operating Expenses because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We have provided a reconciliation below of Adjusted EBITDA to Net Income (loss) from Continuing Operations and of Adjusted Operating Expenses to Operating Expenses, in each case, the most directly comparable GAAP financial measure.

CIRCLE INTERNET GROUP, INC. – RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS

(in $ thousands)	Three Months Ended				
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net income (loss) from continuing operations	**$ 133,406**	**$ 214,385**	**$ (482,100)**	**$ 64,791**	**$ 4,433**
Less: Net loss attributable to noncontrolling interests	(10)	-	-	-	-
Net income (loss) from continuing operations attributable to common stockholders	**$ 133,416**	**$ 214,385**	**$ (482,100)**	**$ 64,791**	**$ 4,433**
Adjusted for:					
Depreciation and amortization expenses	25,536	23,002	14,209	13,880	13,507
Interest expense, net of amortization of discounts and premiums	193	354	344	335	357
Interest income[1]	(16,302)	(13,453)	(9,952)	(7,965)	(8,646)
Income tax expense (benefit)	6,776	(61,294)	(3,903)	25,046	5,934
Stock-based compensation expense	59,414	59,081	434,966	12,716	11,142
Legal expenses[2]	2,875	3,014	1,706	1,905	4,834
Realized and unrealized (gains) losses, net, on digital assets held for investment, other related investments and strategic investments	(25,074)	(2,267)	(5,738)	8,263	(4,470)
Realized (gains) on available-for-sale debt securities	-	-	-	-	(75)
Impairment losses on strategic investments	-	500	506	-	1,580
Acquisition-related costs[3]	-	-	-	535	1,054
Change in fair value of convertible debt, warrant liability, and embedded derivatives	(42,472)	(56,212)	167,724	2,382	4,225
Charitable contributions to Circle Foundation[4]	23,149	-	-	-	-
Losses on sale of long-lived assets	-	6	4	12	7
Foreign currency exchange (gain) loss	(29)	(655)	8,067	539	(1,157)
Adjusted EBITDA	**$ 167,482**	**$ 166,461**	**$ 125,833**	**$ 122,439**	**$ 32,725**

(1) Reflects interest income from corporate cash and cash and cash equivalents balances. For the avoidance of doubt, this amount does not include the impact of reserve income.

(2) Reflects litigation expenses related to the FT Partners litigation, legal and settlement expenses related to legacy businesses, and legal fees and other costs related to the one-time establishment of new governance structures to comply with U.S. regulatory requirements.

(3) Reflects one-time legal and professional services costs related to the Hashnote acquisition.

(4) Reflects the charge related to the charitable contribution of shares of our Class A common stock for the benefit of Circle Foundation, a donor-advised fund.

CIRCLE INTERNET GROUP, INC. – RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS (1) Reflects interest income from corporate cash and cash and cash equivalents balances. For the avoidance of doubt, this amount does not include the impact of reserve income. (2) Reflects litigation expenses related to the FT Partners litigation, legal and settlement expenses related to legacy businesses, and legal fees and other costs related to the one-time establishment of new governance structures to comply with U.S. regulatory requirements. (3) Reflects one-time restructuring expenses incurred in connection with our change in domicile from the Republic of Ireland to the State of Delaware. (4) Reflects one-time legal and professional services costs related to the Hashnote acquisition. (5) Reflects the charge related to the charitable contribution of shares of our Class A common stock for the benefit of Circle Foundation, a donor-advised fund. (in $ thousands) Year Ended December 31, 2025 December 31, 2024 Net income (loss) from continuing operations $ (69,518) $ 156,991 Less: Net loss attributable to noncontrolling interests (10) - Net income (loss) from continuing operations attributable to common stockholders $ (69,508) $ 156,991 Adjusted for: Depreciation and amortization expenses 76,627 50,854 Interest expense, net of amortization of discounts and premiums 1,226 1,906 Interest income(1) (47,672) (34,712) Income tax expense (benefit) (33,375) 64,583 Stock-based compensation expense 566,177 50,134 Legal expenses (2) 9,500 9,281 Realized and unrealized (gains) losses, net, on digital assets held for investment, other related investments and strategic investments (24,816) (9,464) Realized (gains) on available-for-sale debt securities - (88) Impairment losses on strategic investments 1,006 2,358 Restructuring expenses(3) - 3,186 Acquisition-related costs(4) 535 1,054 Change in fair value of convertible debt, warrant liability, and embedded derivatives 71,422 (11,653) Charitable contributions to Circle Foundation(5) 23,149 - Losses on sale of long-lived assets 22 73 Foreign currency exchange loss 7,922 368 Adjusted EBITDA $ 582,215 $ 284,871

CIRCLE INTERNET GROUP, INC. – RECONCILIATION OF ADJUSTED OPERATING EXPENSES TO OPERATING EXPENSES

(in $ thousands)	Three Months Ended				
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Operating expenses	**$ 253,595**	**$ 211,127**	**$ 576,718**	**$ 137,986**	**$ 130,026**
Adjusted for:					
Stock-based compensation expense[1]	(59,414)	(59,081)	(434,966)	(12,716)	(11,142)
Depreciation and amortization expenses[2]	(25,536)	(23,002)	(14,209)	(13,880)	(13,507)
Digital assets losses (gains)[3]	(1,387)	1,671	693	(6,270)	4,093
Charitable contributions to Circle Foundation[4]	(23,149)	-	-	-	-
Adjusted Operating Expenses (prior definition)	**$ 144,109**	**$ 130,715**	**$ 128,236**	**$ 105,120**	**$ 109,470**
Adjusted for:					
Payroll tax expense related to stock-based compensation[5]	(8,428)	(5,015)	(7,164)	-	-
Legal expenses [6]	(2,875)	(3,014)	(1,706)	(1,905)	(4,834)
Acquisition-related costs[7]	-	-	-	(535)	(1,054)
Adjusted Operating Expenses (new definition)	**$ 132,806**	**$ 122,686**	**$ 119,366**	**$ 102,680**	**$ 103,582**

(1) Stock-based compensation expense represents equity compensation, a non-cash expense.
(2) Depreciation and amortization expenses include depreciation of fixed assets, and amortization of capitalized engineering costs and intangible assets.
(3) Digital assets losses (gains) represent the fair value losses/gains of digital assets, a non-cash expense.
(4) Charitable contributions to Circle Foundation reflects the charge related to the charitable contribution of shares of our Class A common stock for the benefit of Circle Foundation, a donor-advised fund.
(5) Reflects payroll tax expenses related to equity compensation, a non-cash expense.
(6) Reflects litigation expenses related to the FT Partners litigation, legal and settlement expenses related to legacy businesses, and legal fees and other costs related to the one-time establishment of new governance structures to comply with U.S. regulatory requirements.
(7) Reflects one-time legal and professional services costs related to the Hashnote acquisition.

CIRCLE INTERNET GROUP, INC. – RECONCILIATION OF ADJUSTED OPERATING EXPENSES TO OPERATING EXPENSES

(in $ thousands)	Year Ended	
	December 31, 2025	December 31, 2024
Operating expenses	**$ 1,179,426**	**$ 491,731**
Adjusted for:		
Stock-based compensation expense[1]	(566,177)	(50,134)
Depreciation and amortization expenses[2]	(76,627)	(50,854)
Digital assets losses (gains)[3]	(5,293)	4,251
Charitable contributions to Circle Foundation[4]	(23,149)	-
Adjusted Operating Expenses (prior definition)	**$ 508,180**	**$ 394,994**
Adjusted for:		
Payroll tax expense related to stock-based compensation[5]	(20,607)	-
Legal expenses [6]	(9,500)	(9,281)
Acquisition-related costs[7]	(535)	(1,054)
Restructuring expenses[8]	-	(3,186)
Adjusted Operating Expenses (new definition)	**$ 477,538**	**$ 381,473**

(1) Stock-based compensation expense represents equity compensation, a non-cash expense.
(2) Depreciation and amortization expenses include depreciation of fixed assets, and amortization of capitalized engineering costs and intangible assets.
(3) Digital assets losses (gains) represent the fair value losses/gains of digital assets, a non-cash expense.
(4) Charitable contributions to Circle Foundation reflects the charge related to the charitable contribution of shares of our Class A common stock for the benefit of Circle Foundation, a donor-advised fund.
(5) Reflects payroll tax expenses related to equity compensation, a non-cash expense.
(6) Reflects litigation expenses related to the FT Partners litigation, legal and settlement expenses related to legacy businesses, and legal fees and other costs related to the one-time establishment of new governance structures to comply with U.S. regulatory requirements.
(7) Reflects one-time legal and professional services costs related to the Hashnote acquisition.
(8) Reflects one-time restructuring expenses incurred in connection with our change in domicile from the Republic of Ireland to the State of Delaware.

CIRCLE INTERNET GROUP, INC. – FORWARD GUIDANCE RECONCILIATION OF ADJUSTED OPERATING EXPENSES TO OPERATING EXPENSES

(in $ millions)	FY26	
	Low	High
Operating expenses	$ 929	$ 994
Adjusted for:		
Stock-based compensation expense[1]	(219)	(249)
Depreciation and amortization expenses[2]	(108)	(118)
Digital assets losses (gains)[3]	-	-
Charitable contributions to Circle Foundation[4]	(17)	(17)
Legal expenses[5]	(7)	(17)
Acquisition-related costs[6]	(8)	(8)
Adjusted Operating Expenses (new definition)	$ 570	$ 585

(1) Stock-based compensation expense represents equity compensation and associated payroll taxes. The range of guidance depends on incremental headcount through the rest of the year and stock price.

(2) Depreciation and amortization expense includes depreciation of fixed assets, and amortization of capitalized engineering costs and intangible assets. The range of the guidance depends on capitalization rates, total SBC and cash compensation throughout the rest of the year.

(3) Digital assets losses (gains) represent the year to date fair value losses/gains of digital assets, a non-cash expense, and we are not forecasting the amounts in 2026.

(4) Charitable contributions to Circle Foundation represents our anticipated transfer of 268,239 shares of Class A common stock to the Donor Advised Fund for the Circle Foundation and is a non-cash expense arising from donating the company's equity. The amount is estimated as at the closing stock price of CRCL on February 20, 2026 ($63.02), however, such amount will be dependent on the stock price on the date of the transfer of the applicable shares, which is expected to occur in substantially equal quarterly installments throughout 2026.

(5) Represents estimated fees associated with specific nonrecurring costs, including the one-time implementation of new governance structures to meet U.S. regulatory requirements.

(6) Reflects special one-time compensation related to an acquihire that closed in Q1'26.